Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

of

Walgreens Boots Alliance, Inc.

(A Delaware Corporation)

ARTICLE I

OFFICES

SECTION 1.1. Registered Office. The registered office of the corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware. The name and address of its registered agent is The Corporation Trust Company.

SECTION 1.2. Other Offices. The corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 2.1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to and in accordance with Section 211(a) of the General Corporation Law of the State of Delaware.

SECTION 2.2. Special Meetings. (a) Special meetings of the stockholders may be called by the Chairman of the Board, by the Chief Executive Officer, by the President, by the Board of Directors or by the Secretary of the corporation at the written request of stockholders of record who have, or are acting on behalf of beneficial owners who have, not less than one-fifth of all of the outstanding shares of the corporation entitled to vote generally for the election of directors as of the record date fixed in accordance with this Section 2.2 of Article II of these By-laws to determine who may deliver a written request to call such special meeting. The Board of Directors shall determine the place, and fix the date and time, of any special meeting of stockholders. The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called at the request of one or more stockholders.

(b) Any stockholder of record (whether acting for him, her or itself, or at the direction of a beneficial owner) may, by written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, demand that the Board of Directors fix a record date to determine the stockholders who are entitled to deliver a written request to call a special meeting (such record date, the “Request Record Date”). The Record Date Request Notice must, to be in proper written form, set forth the information required by Section 2.15(b)(ii) of Article II of these By-laws (as though such meeting were an annual meeting), shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice) and shall bear the date of signature of each such stockholder (or such agent). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within twenty (20) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth (10th) day after the first date on which the Record Date Request Notice is received by the Secretary.

(c) A beneficial owner who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the stockholder of record of such beneficial owner’s stock to sign the written request to call a special meeting. If a stockholder of record is the nominee for more than one beneficial owner of stock, the stockholder of record may deliver a written request to call a special meeting solely with respect to the shares of the corporation owned by the beneficial owner who is directing the stockholder of record to sign such written request to call a special meeting. Each written request to call a special meeting shall include the signature(s) of the stockholder(s) of record submitting such request and the date such request was signed, and the information required by Section 2.15(b)(ii) of Article II of these By-laws (as though such meeting were an annual meeting).

SECTION 2.3. Places of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of the meeting for any annual meeting or for any special meeting, or may designate that the meeting be held by means of remote communication. If no designation is made, the place of such meeting shall be the registered office of the corporation in the State of Delaware.

SECTION 2.4. Notice of Meetings. Written, printed or electronic notice stating the place, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting or, in the case of a merger or consolidation or a sale, lease or exchange of all or substantially all of the property and assets of the corporation, not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally, electronically in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) or by mail, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporation Law of the State of Delaware.

SECTION 2.5. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or other distribution or allotment of rights, or stockholders entitled to consent in writing to corporate action without a meeting, or for the purpose of any other lawful action, the Board of Directions of the corporation may fix a record date in advance, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and (i) in the case of the record date for the entitlement to notice of, or to vote at, a meeting of stockholders, such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, (ii) in the case of the record date for the entitlement to consent in writing to corporate action without a meeting, such record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted and (iii) in case of the record date for the entitlement to receive payment of any dividend or other distribution or allotment of rights or for the purpose of any other lawful action, such record date shall not be more than sixty (60) days prior to such action. If no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, (ii) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation, (iii) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action and (iv) the record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights, or for the purpose of any other lawful action, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.5 of Article II of these By-laws, such determination shall apply to any adjournment thereof.

SECTION 2.6. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.6 of Article II of these By-laws shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list, for a period of at least ten days prior to such meeting, shall be open to the examination of any stockholder for any purpose germane to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or stock ledger or to vote at any meeting of stockholders.

SECTION 2.7. Quorum. A majority of outstanding shares entitled to vote, present in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided that if less than a majority of outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting without further notice.

If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on a matter shall be the act of the stockholders, unless the vote of a greater or different number or voting by classes is required by the General Corporation Law, the Certificate of Incorporation of the corporation or these By-laws.

SECTION 2.8. Proxies. A stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his duly authorized attorney in fact. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, a stockholder may appoint a proxy to vote or otherwise act for him or her by executing a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. Additionally, a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied. No stockholder may name more than three persons as proxies to attend and vote the stockholder’s shares at any such meeting. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 3 years from the date of its executing, unless otherwise provided in the proxy. Every duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such revocation may be affected by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of the proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

SECTION 2.9. Voting of Shares. Subject to the provisions of Section 2.11 of this Article II, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

SECTION 2.10. Voting of Shares by Certain Holders. Shares of the corporation held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at a given time.

Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. The corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate stockholder to the corporation as a person or an office authorized to vote such shares as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares registered in the name of a deceased person, a minor ward or person under legal disability, may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

SECTION 2.11. Cumulative Voting. Stockholders shall be entitled to cumulative voting at elections of directors to the extent provided in or pursuant to the Certificate of Incorporation.

SECTION 2.12. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order that voting be by ballot.

SECTION 2.13. Adjournments. The Chairman of the Board of Directors or the President may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place, if any, of adjourned meetings need be given except as required by law. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.14. Inspectors of Election. The Board of Directors, in advance of any meeting of stockholders, shall appoint one or more persons as inspectors to act at such meeting or any adjournment thereof and make a written report thereof. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties and powers prescribed by and shall comply with Section 231 of the General Corporation Law of the State of Delaware.

SECTION 2.15. Notice of Annual Meeting Business. (a) At any annual meeting of the stockholders of the corporation, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who (A) is a stockholder of record at the time of giving notice provided for in this By-law and at the time of the annual meeting, (B) shall be entitled to vote at the meeting and (C) meets the requirements of and complies with the procedures set forth in this By-law. Clause (iii) shall be the exclusive means for a stockholder to submit business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

(b) (i) For business (other than nominations of directors by stockholders, which must be made in compliance with Section 2.15(c) of Article II of these By-laws, or matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first (1st) anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date (or, if no annual meeting was held in the previous year and a meeting date has been disclosed in a Public Announcement in accordance with these By-laws, and the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such previously announced meeting date), to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first Public Announcement of the date of such annual meeting is less than one-hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(ii) To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting (A) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the Ownership Information (as defined below) and (B) (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, in such business, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the By-laws of the corporation, the text of the proposed amendment) and (3) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder. The Chairman of an annual meeting shall have the power to determine whether business proposed to be before the meeting was proposed in accordance with these By-laws and, if any proposed business is not in compliance with these By-laws, to declare that no action shall be taken on such business and such proposal shall be disregarded, provided, that the Chairman shall state the reasons for such determination. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law, provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these By-laws with respect to nominations or proposals as to any other business to be considered. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information (with respect to the Ownership Information and any interests, agreements, arrangements or understandings of such stockholder, such beneficial owner and their respective affiliates or associates or others any in concert therewith) provided or required to be provided in such notice shall also be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the requirement to update and supplement a stockholder’s notice shall not allow a stockholder to change or add to the proposed business or nominees.

(c) (i) Nominations of persons for election to the Board of Directors may be made at an annual meeting of the stockholders of the corporation, (1) by or at the direction of the Board of Directors or (2) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this Section 2.15(c) and at the time of the annual meeting; who shall be entitled to vote at the meeting; and who meets the requirements of and complies with the procedures set forth in this Section 2.15(c). For nominations of directors to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date (or, if no annual meeting was held in the previous year and a meeting date has been disclosed in a Public Announcement in accordance with these By-laws, and the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such previously announced meeting date), to be timely, notice by the stockholder must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first (1st) Public Announcement of the date of such annual meeting is less than one-hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary must (x) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the Ownership Information; (y) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (z) with respect to each nominee whom the stockholder proposes to nominate for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement, in proper form, required by Section 2.17 of Article II of these By-laws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information (with respect to the Ownership Information and such stockholder, such beneficial owners, such nominee and their respective affiliates and associates, or others acting in concert therewith) provided or required to be provided in such notice shall also be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the requirement to update and supplement a stockholder’s notice shall not allow a stockholder to change or add to the proposed business or nominees.

(ii) Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.15(c) of Article II of these By-laws shall be eligible for election at an annual meeting of stockholders as directors of the corporation. The Chairman of an annual meeting shall have the power to determine whether a nomination was made in accordance with the provisions of these By-laws and, if any proposed nomination is not in compliance with these By-laws, to declare that no action shall be taken on such nomination and such nomination shall be disregarded, provided, that the Chairman shall state the reasons for such determination. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this By-law, provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these By-laws with respect to nominations or proposals as to any other business to be considered.

(d) For purposes of these Sections 2.15 and 2.16 of Article II of these By-laws, (i) “Ownership Information” is defined as (A) the name and address of such stockholder, as they appear on the corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith (but only to the extent that information with respect or relating to any such affiliates or associates or others is required to be disclosed pursuant to Section 2.15 or Section 2.16 of these Bylaws, including the remainder of this definition of “Ownership Information”), (B) (1) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, and their respective affiliates or associates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any other derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any other contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith have any right to vote any class or series of shares of the corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith with respect to any class or series of shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the corporation (any of the foregoing, a “Short Interest”), (5) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, and (7) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith are entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (C) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (D) any other information relating to such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) “Public Announcement” is defined as disclosure in a press release reported by a national news service or in a document publicly filed by the corporation (or, at any time the corporation is a direct or indirect subsidiary of another corporation, the corporation’s ultimate parent corporation) with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

SECTION 2.16. Notice of Special Meeting Business. Only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting pursuant to the corporation’s notice of meeting. To be properly brought before a special meeting, proposals of business must be (i) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the special meeting, by or at the direction of the Board of Directors, or (iii) specified in the corporation’s notice of meeting (or any supplement thereto) given by the corporation pursuant to a valid stockholder request in accordance with Section 2.2 of Article II of these By-laws; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting. Clause (iii) shall be the exclusive means for a stockholder to submit business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) before a special meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice provided for in this By-law and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) meets the requirements of and complies with the procedures set forth in this By-law as to such nomination. In the event that the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 2.15(c)(i) of Article II of these By-laws with respect to any nomination (including, without limitation, the applicable Ownership Information and the completed and signed questionnaire, representation and agreement required by Section 2.17 of Article II of these By-laws), in proper form, shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one-hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first Public Announcement of the date of such special meeting is less than one-hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. The Chairman of any special meeting shall have the power to determine whether any business proposed to be brought before the meeting was proposed in accordance with these By-laws and, if any proposed business is not in compliance with these By-laws, to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, to declare that no action shall be taken on such proposal and such proposal shall be disregarded, provided, that the Chairman shall state the reasons for any such determinations. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.16 of Article II of these By-laws with respect to both proposed business and nominations, provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these By-laws with respect to nominations or proposals as to any other business to be considered. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information (with respect to the Ownership Information and such stockholder, such beneficial owners, such nominee and their respective affiliates and associates, or others acting in concert therewith) provided or required to be provided in such notice shall also be true and correct in all material respects as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the requirement to update and supplement a stockholder’s notice shall not allow a stockholder to change or add to the proposed business or nominees.

SECTION 2.17. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 2.15 and 2.16 of Article II of these By-laws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed therein, including, without limitation, any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation publicly disclosed from time to time and (d) will abide by the requirements of Section 2.18 of Article II of these By-laws.

SECTION 2.18. Procedure for Election of Directors; Required Vote. (a) Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this By-law, (i) a majority of votes cast shall mean that the number of votes “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election and (ii) votes cast shall include direction to withhold authority or abstain, and votes “against”, and exclude “broker non-votes”, in each case with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this By-law, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Sections 2.15 and 2.16 of Article II of these By-laws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said Sections 2.15 and 2.16 of Article II; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(b) If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by clause (d) of Section 2.17 of Article II of these By-laws. The Nominating and Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this By-law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.8 of Article III of these By-laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.2 of Article III of these By-laws.

SECTION 2.19. Action by Written Consent. (a) In the case of action to be taken by a stockholder or stockholders by written consent, the stockholder or stockholders proposing to take such action shall give notice of the proposed action, which notice shall be in writing and delivered to and received by the Secretary at the principal office of the corporation, a reasonable period (but not less than thirty-five days) before the proposed effective date of such action. To the extent relevant, such notice shall include the information referred to in Sections 2.15 and 2.16 of Article II of these By-laws, including, in the case of any nomination of a director, a completed and signed questionnaire, representation and agreement in accordance with the requirements set forth in Section 2.17 of Article II of these By-laws.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date pursuant to and in accordance with Section 2.5 of Article II of these By-laws. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date pursuant to and in accordance with Section 2.5 of Article II of these By-laws.

(c) Every written consent shall be signed by one or more persons who as of the record date are stockholder of record on such record date, shall bear the date of signature of each such stockholder, and shall set forth the name and address, as they appear in the corporation’s books, of each stockholder signing such consent and the class and number of shares of the corporation which are owned of record and beneficially by each such stockholder and shall be delivered to and received by the Secretary of the corporation at the corporation’s principal office by hand or by certified or registered mail, return receipt requested. If a record stockholder is the nominee for more than one beneficial owner of stock, the record stockholder may deliver a signed written consent pursuant to this paragraph solely with respect to the shares of the corporation owned by the beneficial owner who is directing the record stockholder to sign such written request to call a special meeting. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the record date established in accordance with paragraph (a) of this Section 2.19 of Article II of these By-laws, a written consent or consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the matter prescribed in paragraph (a) of this Section 2.19 of Article II of these By-laws.

(d) In the event of the delivery, in the manner provided by this Section 2.19 of Article II of these By-laws, to the corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting a prompt ministerial review by the independent inspectors, no action by written consent without a meeting shall be effective until the earlier of (i) five (5) business days following delivery to the corporation of consents signed by the holders of the requisite minimum number of votes that would be necessary to take such action, which delivery shall be accompanied by a certification by the stockholder of record (or his or her designee) who delivered, in accordance with paragraph (a) above, the written notice to the Secretary requesting the Board of Directors to fix a record date or (ii) such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Article II represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph (d) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether during or after such five (5) business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

ARTICLE III

DIRECTORS

SECTION 3.1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws required to be exercised or done by the stockholders.

SECTION 3.2. Number, Tenure and Qualifications. The number of directors of the corporation shall be determined from time to time by resolution of the Board of Directors or by resolution of the stockholders. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be elected at the annual meetings of stockholders except as otherwise provided in the Certificate of Incorporation and in these By-laws, and each director shall hold office until his or her successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be residents of the State of Delaware or stockholders of the corporation.

A director may resign at any time by giving written notice to the Board of Directors, its Chairman or to the Chief Executive Officer or to the President or Secretary of the corporation. A resignation shall be effective when the notice is given, unless the notice specifies a future date.

SECTION 3.3. Regular Meetings. A regular annual meeting of the Board of Directors shall be held without other notice than this By-law, at such time and place, either within or without the State of Delaware, as the Board of Directors may determine from time to time. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution; but if not so provided then such additional regular meetings may be convened in the same manner as provided in Section 3.4 of this Article III of these By-laws in respect to special meetings.

SECTION 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 3.5. Notice. Notice of any special meeting shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram, email or facsimile transmission, or orally by telephone. If by telegram, overnight mail or courier service such notice shall be deemed to be adequately delivered when the telegram is delivered to the telegraph company, or the notice is delivered to the overnight mail or courier service company at least two days prior to such meeting. If by email, facsimile transmission, telephone or by hand, such notice shall be deemed adequately delivered when the notice is transmitted at least one day prior to such meeting. If mailed by first-class mail, such notice shall be deemed to adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in any waiver of notice of such meetings, except for amendments to these By-laws, as provided under Section 14.1 of Article XIV of these By-laws.

SECTION 3.6. Quorum. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 3.7. Manner of Acting. Except as provided in the Certificate of Incorporation of the corporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 3.8. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors or for any other reason may be filled by election at an annual meeting of stockholders, election at a special meeting of stockholders called for that purpose or by election by the affirmative vote of a majority of the remaining directors at a regular or special meeting of the Board of Directors.

SECTION 3.9. Presumption of Assent. A director of the corporation who is present at a meeting of Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent or abstention is entered in the minutes of the meeting or unless such director shall file his or her written dissent or abstention to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

SECTION 3.10. Action in Writing by Directors. Any action required to be taken at a meeting of the Board of Directors, or any committee thereof, or any other action which may be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.11. Adjournment. Any meeting of the Board of Directors may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting originally called.

SECTION 3.12. Directors Conflict of Interest. If a transaction is fair to the corporation at the time it is authorized, approved or ratified, the fact that a director of the corporation is directly or indirectly a party to the transaction shall not be grounds for invalidating the transaction.

SECTION 3.13. Compensation of Directors. By the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any member of the Board of Directors, the Board of Directors may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. No such establishment of reasonable compensation shall be deemed a director conflict of interest.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 4.1. Establishment of Committees. A majority of the directors may create one or more committees and appoint members of the Board of Directors to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors.

The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any vacancy in a committee may be filled by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as required.

SECTION 4.2. Manner of Action. A majority of any committee shall constitute a quorum and a majority of a quorum shall be necessary for action by any committee. A committee may act by unanimous consent in writing without a meeting. The committee, by majority vote of its members, shall determine the time and place of meetings and the notice required therefore.

SECTION 4.3. Authority of Committees. To the extent specified by resolution of the Board of Directors and these By-laws, each committee may exercise the authority of the Board of Directors, provided, however, a committee may not exercise such authority of the Board of Directors to the extent action by the Board of Directors (without delegation to a committee thereof) is expressly required by the General Corporation Law of the State of Delaware from time to time.

SECTION 4.4. Executive Committee. The Board of Directors may establish an Executive Committee. The Executive Committee, during intervals between meetings of the Board of Directors, shall have, and may exercise, subject to the limitations contained in Section 4.3 of Article IV of these By-laws, the powers of the Board of Directors in the management of the business and affairs of the corporation.

SECTION 4.5. Compensation Committee. The Board of Directors shall establish a Compensation Committee consisting of directors who are not otherwise employed by the corporation. The Compensation Committee shall review, from time to time, the salaries, compensation and employee benefits of the officers and employees of the corporation and shall make recommendations to the Board of Directors concerning such matters.

SECTION 4.6. Audit Committee. The Board of Directors shall establish an Audit Committee consisting of directors who are not otherwise employed by the corporation. The Audit Committee shall appoint, compensate and evaluate the corporation’s outside auditor employed to audit the financial statements of the corporation. The Audit Committee shall also consider recommendations made by the outside auditor, review the internal financial audits of the corporation, and report any additions or changes it deems advisable to the Board of Directors. The Audit Committee shall conduct such other activities as may be required or appropriate.

SECTION 4.7. Nominating and Governance Committee. The Board of Directors shall establish a Nominating and Governance Committee consisting of directors who are not otherwise employed by the corporation. The Nominating and Governance Committee shall consider matters related to corporate governance, develop general criteria regarding the selection and qualifications for members of the Board of Directors and shall recommend candidates for election to the Board of Directors.

SECTION 4.8. Finance Committee. The Board of Directors may establish a Finance Committee. The Finance Committee shall review major financial decisions of the corporation and shall make recommendations to the Board of Directors concerning such matters.

ARTICLE V

OFFICERS

SECTION 5.1. Number. The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, and such Executive or Senior Vice Presidents and other Vice Presidents as the Board of Directors may from time to time elect or appoint, a Treasurer, a Controller, a General Auditor and a Secretary, and such Assistant Treasurers, Assistant Secretaries, Assistant Controllers or other officers as may be from time to time elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

SECTION 5.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 5.3. Removal. Any officer or agent of the corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 5.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5.5. Chief Executive Officer. The Chairman of the Board may, but need not, be the Chief Executive Officer of the corporation. The Chief Executive Officer shall determine and administer the policies of the corporation, subject to the instructions of the Board of Directors.

Except where, by law, the signature of some other officer or agent of the corporation is required, the Chief Executive Officer may sign: certificates for shares of the corporation; any deeds, mortgages, bonds, leases concerning real and personal property both as landlord and as tenant; contracts and other instruments in furtherance of the business of the corporation, including instruments of guaranty as to any of such documents which may be executed by subsidiaries of the corporation; proxies on behalf of the corporation with respect to the voting of any shares of stock owned by the corporation; and assignments of shares of stock owned by the corporation. The Chief Executive Officer shall have the power to appoint such agents and employees as in the Chief Executive Officer’s judgment may be necessary or proper for the transaction of the business of the corporation and to fix their compensation, all subject to the ratification of the Board of Directors.

The Chief Executive Officer shall submit to the Board of Directors, prior to the date of the annual meeting of stockholders, an annual report of the operations of the corporation and its subsidiaries, including a balance sheet showing the financial condition of the corporation and its subsidiaries consolidated as at the close of such fiscal year and statements of consolidated income and surplus. The Chief Executive Officer shall perform such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 5.6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors.

SECTION 5.7. President. The President shall be the Chief Operating Officer of the corporation and shall in general be in charge of the operations of the corporation. The President may, but need not, be the Chief Executive Officer.

Except where, by law, the signature of some other officer or agent of the corporation is required, the President or a Vice President may sign: certificates for shares of the corporation; any deeds, mortgages, bonds, leases concerning real and personal property both as landlord and as tenant; contracts or other instruments in furtherance of the business of the corporation, including instruments of guaranty as to any of such documents which may be executed by subsidiaries of the corporation; proxies on behalf of the corporation with respect to the voting of any shares of stock owned by the corporation; and assignments of shares of stock owned by the corporation. The President shall perform such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 5.8. The Vice Presidents. In the absence of the President or in the event of the President’s inability or refusal to act, a Vice President, selected by the Board of Directors, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President may execute documents as provided in Section 5.7 of this Article V of these By-laws and shall perform such other duties as from time to time may be assigned to such Vice President by the Chief Executive Officer, the President or by the Board of Directors. The Board of Directors may designate one or more of the Vice Presidents as Executive or Senior Vice President with such additional duties as from time to time may be assigned by the Chief Executive Officer, the President or by the Board of Directors.

SECTION 5.9. The Treasurer. The Treasurer shall have the custody of all of the funds and securities of the corporation. When necessary and proper the Treasurer shall endorse, or authorize on behalf of the corporation the endorsement of, all checks, notes or other obligations and evidences of the payment of money, payable to the corporation or coming into the Treasurer’s possession, and shall deposit the funds arising therefrom with all other funds of the corporation, coming into the Treasurer’s possession, in such banks as may be selected as the depositories of the corporation, or properly care for them in such other manner as the Board of Directors may direct. Either alone or jointly with the Chief Executive Officer, the President or such other officers as may be designated by the Board of Directors, the Treasurer shall, except as herein otherwise provided, be authorized to sign all checks and other instruments drawn on or payable out of the funds of the corporation, and all bills, notes and other evidences of indebtedness of the corporation. Whenever required by the Board of Directors to do so, the Treasurer shall exhibit a complete and true statement of the Treasurer’s cash account and of the securities and other property in the Treasurer’s possession, custody or control. The Treasurer shall enter, or direct or cause to be entered, regularly in books belonging to the corporation and to be kept by the Treasurer for such purpose, a full and accurate account of all money received and paid by the Treasurer on account of the corporation, together with all other business transactions. The Treasurer shall, at all reasonable times within the hours of business, exhibit the Treasurer’s books and accounts to any director. The Treasurer shall perform all duties that are incident to the office of the Treasurer of a corporation, subject, however, at all times to the direction and control of the Board of Directors. If the Board of Directors shall so require, the Treasurer shall give bond, in such sum and with such securities as the Board of Directors may direct, for the faithful performance of the Treasurer’s duties and for the safe custody of the funds and property of the corporation coming into the Treasurer’s possession.

SECTION 5.10. The Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, the minutes of all meetings of the committees of the Board of Directors, and the minutes of all meetings of the stockholders, in books provided by the corporation for such purposes, and shall act as Secretary at all such meetings. The Secretary shall attend to the giving and serving of all notices of the corporation of meetings of the Board of Directors, committees of the Board of Directors and stockholders. The Secretary shall prepare all lists of stockholders and their addresses required to be prepared by the provisions of any present or future statute of the State of Delaware. The Secretary may sign with the Chief Executive Officer, the President or a Vice President, in the name of the corporation, all contracts and instruments and may affix the seal of the corporation thereto. The Secretary shall have charge of such books and papers as the Board of Directors may direct. The Secretary shall have the authority to certify the By-laws, resolutions of the Board of Directors and the committees thereof, and other documents of the corporation as true and correct copies thereof. The Secretary shall, in general, perform all the duties that are incident to the office of Secretary of a corporation, subject at all times to the direction and control of the Board of Directors.

SECTION 5.11. The Controller. The Controller shall be the principal accounting officer of the corporation and shall be in charge of all general and cost accounting books and records of the corporation, and shall see that all moneys due to the corporation, all disbursements and all properties and assets are properly accounted for. The Controller shall prepare the corporation’s balance sheets, income accounts and other financial statements and reports, and render on a periodic basis a report covering the operations of the corporation for the month and year to date. The Controller shall perform all duties which are incident to the office of the Controller of a corporation, subject, however, at all times to control of the Board of Directors.

SECTION 5.12. General Auditor. The General Auditor shall be responsible for the conduct of audits in order to determine that the corporation’s accounting systems of internal checks and balances are properly designed and function so that the corporation’s assets are being adequately protected. The General Auditor shall perform audits of any of the corporation’s operations and accounting which will permit him or her to adequately discharge the General Auditor’s responsibilities. The General Auditor shall render findings to the General Auditor’s immediate superior and, in the event that in the General Auditor’s opinion, proper corrective action is not being taken or the General Auditor is being denied free access to information needed to perform the General Auditor’s duties, shall have the right, and it is the General Auditor’s responsibility, to report this to the Chief Executive Officer of the corporation or directly to the Board of Directors.

SECTION 5.13. Assistant Treasurers, Assistant Secretaries and Assistant Controllers. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. Each Assistant Treasurer, Assistant Secretary and Assistant Controller, in the absence or inability or refusal to act of the Treasurer, the Secretary or the Controller, as the case may be, may perform the duties of the office to which he or she is an assistant and in general shall perform such duties as shall be assigned to him or her by the Treasurer, the Secretary or the Controller, respectively, or by the Chief Executive Officer, the President or the Board of Directors.

SECTION 5.14. Execution of Agreements. The Chief Executive Officer, the Chairman of the Board or the President or any Vice President, at any time and without any express authority of the Board of Directors may sign and execute all agreements to sell, purchase, lease or otherwise acquire stores or other property of, on behalf of, and for the corporation. The authority herein given by this Section 5.14 of Article V of these By-laws shall not impair or restrict any authority, expressed, implied or otherwise, herein conferred upon any officer or officers.

SECTION 5.15. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

ARTICLE VI

INDEMNIFICATION OF OFFICERS,

DIRECTORS, EMPLOYEES AND AGENTS

SECTION 6.1. Right to Indemnification. (a) Each person who is or was a party or is otherwise threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this By-law is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer, trustee, fiduciary, employee or agent of the corporation or is or was at any such time serving at the request of the corporation as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation (hereinafter, a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee, fiduciary or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor of the corporation by merger or otherwise) to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the corporation to provide greater indemnification rights than said law permitted the corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, trustee, fiduciary or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 6.2 of Article VI of these By-laws, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

(b) To obtain indemnification under this By-law, a claimant shall submit to the corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by a majority of disinterested directors, even though less than a quorum, or (ii) by a committee of disinterested directors designated by majority vote of the disinterested directors, even though less than a quorum, or (iii) if there are no disinterested directors, or if the disinterested directors so direct, by independent counsel, in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iv) if a majority of the disinterested directors so directs, by a majority vote of the stockholders of the corporation. In the event that the determination of entitlement to indemnification is to be made by independent counsel, the independent counsel shall be selected by the disinterested directors unless there shall have occurred within two (2) years prior to the date of the commencement of the proceeding for which indemnification is claimed a “Change of Control” as defined in the Walgreen Co. 2013 Omnibus Incentive Plan, as amended and as assumed by the corporation, or any successor plan, in which case the independent counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the disinterested directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

(c) To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the corporation to provide greater rights to advancement of expenses than said law permitted the corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the corporation (and any successor of the corporation by merger or otherwise) the expenses incurred in connection with any proceeding in advance of its final disposition, such advances to be paid by the corporation within twenty (20) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this By-law or otherwise.

SECTION 6.2. Right of Claimant to Bring Suit. (a) If a claim for indemnification under Section 6.1(b) of Article VI of these By-laws is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation or if a request for advancement of expenses under this Article VI is not paid in full by the corporation within twenty (20) days after a statement pursuant to Section 6.1(c) of Article VI of these By-laws and the required Undertaking, if any, have been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that, under the General Corporation Law of the State of Delaware, the claimant has not met the standard of conduct which makes it permissible for the corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the corporation) the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that indemnification of the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(b) If a determination shall have been made pursuant to Section 6.1(b) of Article VI of these By-laws that the claimant is entitled to indemnification, the corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (a) of this Section 6.2 of Article VI of these By-laws.

(c) The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (a) of this Section 6.2 of Article VI of these By-laws that the procedures and presumptions of this By-law are not valid, binding and enforceable and shall stipulate in such proceeding that the corporation is bound by all the provisions of this By-law.

SECTION 6.3. Non-Exclusivity of Rights. All of the rights conferred in this Article VI, as to indemnification, advancement of expenses and otherwise, shall not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of the corporation’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office and cannot be terminated or impaired by the corporation, the Board of Directors or the stockholders of the corporation with respect to a person’s service prior to the date of such termination.

SECTION 6.4. Insurance; Other Indemnification and Advancement of Expenses. (a) The corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee, fiduciary, trustee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such employee or agent to which rights to indemnification have been granted as provided in this paragraph (a) of this Section 6.4 of Article VI of these By-laws, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

(b) The corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses incurred in connection with any proceeding in advance of its final disposition, to any current or former employee or agent of the corporation to the fullest extent of the provisions of these By-laws with respect to the indemnification and advancement of expenses of current or former directors and officers of the corporation.

SECTION 6.5. Contractual Nature. All of the rights conferred in this Article VI, as to indemnification, advancement of expenses and otherwise, shall be applicable to all proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or a person serving at the request of the corporation as a director, trustee, fiduciary, employee, agent or officer of another corporation, partnership, joint venture, trust or other enterprise and shall inure to the benefit of the heirs, executors, and administrators of such person. This Article VI shall be deemed to be a contract between the corporation and each person who, at any time that this Article VI is in effect, serves or agrees to serve in any capacity that entitles him or her to indemnification hereunder, which shall vest at the commencement of such person’s service to, or at the request of, the corporation, and any repeal, amendment or other modification of this Article VI or any repeal, amendment or modification of the General Corporation Law of the State of Delaware or any other applicable law shall not limit any rights of indemnification for proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Article VI with regard to proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

SECTION 6.6. Severability. If any portion of this Article VI shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article VI shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

SECTION 6.7. Primacy of Indemnification. Notwithstanding that a person may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth herein, the corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to such person are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such person are secondary); and (ii) shall be required to advance the full amount of expenses incurred by such person and shall be liable for the full amount of all liabilities, without regard to any rights such person may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of a person with respect to any claim for which such person has sought indemnification from the corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such person against the corporation.

ARTICLE VII

CONTRACTS, CHECKS AND DEPOSITS

SECTION 7.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.2. Checks, Drafts, and Orders for the Payment of Money. The Board of Directors may appoint one or more persons who may severally be authorized by the Board of Directors to sign checks, drafts, or orders for the payment of money and any or all of whom may be further authorized by the Board of Directors, in its discretion, to authorize other individuals to sign checks, drafts, or orders for the payment of money.

SECTION 7.3. Deposits. The Board of Directors may appoint one or more persons who may severally be authorized by the Board of Directors to select and designate as a depository of and for the moneys and funds of the corporation such bank or banks as such person may from time to time determine; and the said person or persons so authorized by the Board of Directors may further be authorized severally to terminate and cancel the designation of any bank or banks as a depository of this corporation.

ARTICLE VIII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 8.1. Certificates for Shares. The shares of the corporation may be uncertificated or may be represented by certificates signed by the Chairman of the Board, the Treasurer or an Assistant Treasurer, the President or a Vice President and the Secretary or an Assistant Secretary and sealed with the seal of the corporation. Such seal may be a facsimile. Where such certificate is countersigned by a transfer agent other than the corporation itself or an employee of the corporation, or by a transfer clerk and registered by a registrar, the signatures of the Chairman of the Board, the Treasurer or an Assistant Treasurer, the President or Vice President and the Secretary or Assistant Secretary upon such certificate may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. The

Board of Directors of the corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares; provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 8.1 of Article VIII of these By-laws. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate or uncertificated shares shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

SECTION 8.2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

SECTION 8.3. Transfer Agent and Registrar. The Board of Directors may from time to time appoint such Transfer Agents and Registrars in such locations as it shall determine, and may, in its discretion, appoint a single entity to act in the capacity of both Transfer Agent and Registrar in any one location.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day in September in each year and shall end on the succeeding thirty-first (31st) day of August.

ARTICLE X

DIVIDENDS

The Board of Directors may from time to time declare and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

ARTICLE XI

SEAL

The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the words “Corporate Seal”, the year of incorporation and around the margin thereof the words “Walgreens Boots Alliance, Inc., Delaware”.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these By-laws or under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII

FORUM AND VENUE

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the corporation or these By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE XIV

AMENDMENTS

SECTION 14.1. By Directors. These By-laws may be altered, amended or repealed and new By-laws may be adopted, at any meeting of the Board of Directors of the corporation by a majority vote of the directors present at the meeting, subject to the restrictions set forth in Section 14.2 of Article XIV of these By-laws.

SECTION 14.2. By Stockholders. These By-laws may be altered, amended or repealed, or new by-laws may be adopted, by the stockholders at any annual meeting, or at any special meeting called for such purpose (provided that in the notice of such special meeting, notice of such purpose shall be given). If such By-law so provides, a By-law adopted by the stockholders may not be altered, amended or repealed by the Board of Directors. This Section 14.2 of Article XIV may not be altered, amended or repealed by the Board of Directors.